Dated as of May 20, 2008

CANADIAN PACIFIC RAILWAY COMPANY

and

THE BANK OF NEW YORK

SECOND SUPPLEMENTAL INDENTURE

to the

TRUST INDENTURE

Dated as of May 8, 2007

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TABLE OF CONTENTS

1.	INTERPRETATIONS AND AMENDMENTS 1

1.1	Second Supplemental Indenture 1

1.2	Definitions in Second Supplemental Indenture 2

1.3	Interpretation not Affected by Headings 2
2.    2013 NOTES     2

2.1	Form and Terms of 2013 Notes 2

2.2	Issuance of 2013 Notes 4
3.    2018 NOTES    4

3.1	Form and Terms of 2018 Notes 4

3.2	Issuance of 2018 Notes 7

4.	OPTIONAL REDEMPTION OF NOTES 7

4.1	Redemption of Notes 7

4.2	Certain Additional Definitions 7

5.	CHANGE OF CONTROL 8

5.1	Change of Control 8

5.2	Certain Additional Definitions 10

6.	GENERAL 12

6.1	Effectiveness 12

6.2	Effect of Recitals 12

6.3	Ratification of Original Indenture 12

6.4	Governing Law 13

6.5	Severability 13

6.6	Acceptance of Trust 13

6.7	Counterparts and Formal Date 13

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THIS SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture") dated as of May 20, 2008 between CANADIAN PACIFIC RAILWAY COMPANY, a corporation incorporated under the Canada Business Corporations Act and having its head office in the City of Calgary, in the Province of Alberta (the "Issuer") and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York, having an office in the City of New York, in the State of New York (the "Trustee")

RECITALS OF THE COMPANY

WHEREAS, the Issuer and the Trustee entered into an Indenture, dated as of May 8, 2007 (the "Original Indenture"). Section 8.01(7) of the Original Indenture provides that the Issuer and the Trustee may, without the consent of any Holder, enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted by Section 2.01 and 3.01 thereof.

WHEREAS, pursuant to Sections 2.01 and 3.01 of the Original Indenture, the Issuer desires to provide for the establishment of a series of Securities under the Original Indenture, and the form and terms thereof, as hereinafter set forth.

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Second Supplemental Indenture. The Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate pursuant to Sections 1.02 and 8.03 of the Original Indenture to the effect, among other things, that all conditions precedent provided for in the Indenture to the Trustee's execution and delivery of this Second Supplemental Indenture have been complied with. All acts and things necessary have been done and performed to make this Second Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

WHEREAS the proper officers of the Issuer have duly authorized the creation and issuance of: (i) a series of Securities to be designated as 5.75% Notes due 2013 (the "2013 Notes") and to be initially limited (subject to the exceptions described herein and in the Original Indenture) to the aggregate principal amount of U.S.$400,000,000, and (ii) a series of Securities to be designated as 6.50% Notes due 2018 (the "2018 Notes" and together with the 2013 Notes, the "Notes") and to be initially limited (subject to the exceptions described herein and in the
Original Indenture) to the aggregate principal amount of U.S.$300,000,000; the further terms and conditions thereof being hereinafter set forth, all in accordance with a resolution of the directors of the Issuer;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE
WITNESSETH: For and in consideration of the premises and the purchase of the Securities (as herein defined) by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities, as follows:

1.	INTERPRETATIONS AND AMENDMENTS

1.1	Second Supplemental Indenture

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2

As used herein "Second Supplemental Indenture", "hereto", "herein", "hereof ', "hereby'', "hereunder" and similar expressions refer to this Second Supplemental Indenture and not to any particular Article, Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof, and further include the terms of the Notes set forth in the form of Notes annexed as Schedule A hereto.

1.2	Definitions in Second Supplemental Indenture

All terms contained in this Second Supplemental Indenture which are defined in the Original Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Original Indenture, unless the context otherwise specifies or requires; provided, however, that notwithstanding the foregoing, the terms "Issuer" and "Trustee" shall have the respective meanings given to them in the Original Indenture.

1.3	Interpretation not Affected by Headings

The division of this Second Supplemental Indenture into Articles and Sections, the provision of the table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Second Supplemental Indenture.

2.	2013 NOTES

2.1	Form and Terms of 2013 Notes

There shall be and there is hereby created for issuance under the Original Indenture, as supplemented by this Second Supplemental Indenture; (i) a series of Securities which shall consist of an aggregate principal amount of U.S.$400,000,000 2013 Notes; provided, however, that if the Issuer shall, at any time after the date hereof, increase the principal amount of 2013 Notes which may be issued and issue such increased principal amount (or any portion thereof), then any such additional 2013 Notes so issued shall have the same form and terms (other than the date of issuance and the date from which interest thereon shall begin to accrue and, under certain circumstances, the first interest payment date), and shall carry the same right to receive accrued and unpaid interest, as the 2013 Notes theretofore issued; and provided, further, that, notwithstanding the foregoing, the Issuer shall not be entitled to increase the principal amount of 2013 Notes which may be issued or issue any such increased principal amount if the Issuer has effected satisfaction and discharge of the Indenture pursuant to Section
4.01 of the Original Indenture or defeasance or covenant defeasance pursuant to Article 12 of the Original Indenture.

The 2013 Notes will mature, and the principal of the 2013 Notes and accrued and unpaid interest thereon will be due and payable, on May 15, 2013, or such earlier date as the principal of any of the 2013 Notes may become due and payable in accordance with the provisions of the Original Indenture and this Second Supplemental Indenture.

The 2013 Notes shall bear interest on the principal amount thereof from May 20, 2008 or from the last date to which interest shall have been paid or duly made available for payment on the 2013 Notes, whichever is later, at the rate of 5.75% per annum, payable semi-

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annually in arrears on May 15 and November 15 (each, a "2013 Interest Payment Date") in each year, commencing November 15, 2008, until the principal of and premium, if any, on the applicable series of 2013 Notes is paid or duly made available for payment; and should the Issuer at any time default in the payment of any principal of, or premium, if any, or interest on the 2013 Notes when due, the Issuer shall pay interest (such interest to be payable on demand), to the extent permitted by law, on the amount in default at the same rate applicable to the 2013 Notes. Interest on the 2013 Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest payable, and punctually paid or duly provided for, on any 2013 Interest Payment Date will, as provided in the Original Indenture, be paid to the Persons in whose names the 2013 Notes (or one or more predecessor 2013 Notes) are registered at the close of business on May 1 or November 1 (the "2013 Regular Record Dates"), as the case may be, immediately prior to such 2013 Interest Payment Date, regardless of whether any such 2013 Regular Record Date is a business day. Any such interest on the 2013 Notes not so punctually paid or duly provided for on any 2013 Interest Payment Date shall be payable, as applicable, as provided in the form of Note annexed hereto as Schedule A to this Second Supplemental Indenture.

For the purposes only of the disclosure required by the Interest Act (Canada), and without affecting the amount of interest payable to any holder of a 2013 Note or the calculation of interest on any 2013 Note, if the rate of interest on any 2013 Note is calculated on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

All payments of principal of and premium, if any, and interest on the 2013 Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and all references herein to "United States dollars", "U.S.$" or "U.S. dollars" shall be deemed to refer to such coin or currency of the United States of America.

The principal of and premium, if any, and interest on the 2013 Notes shall be payable, and the 2013 Notes may be surrendered for exchange, registration, transfer or discharge from registration, at the Corporate Trust Office of the Trustee in the City of New York, New York, and in such other places as the Issuer may from time to time designate in accordance with the Original Indenture. The Trustee is hereby appointed as the initial Paying Agent, registrar and transfer agent for the 2013 Notes in the City of New York, New York.

The 2013 Notes shall be issued only as fully registered 2013 Notes, without coupons, in denominations of U.S. $2,000 and integral multiples of $1,000 thereafter. Each series of 2013 Notes initially will be represented by one or more global Securities (collectively, the "2013 Global Notes") registered in the name of The Depository Trust Company, as Depositary or its nominee, or a successor depositary or its nominee.

The certificates representing the 2013 Notes shall bear the following legend:

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"UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITNE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. "
The 2013 Notes and the certificate of the Trustee endorsed thereon shall be in the form set out in Schedule A to this Second Supplemental Indenture with such appropriate insertions, omissions, substitutions and variations as the Trustee may approve and shall be numbered in such manner as the Trustee may approve, such approvals of the Trustee concerning any 2013 Note to be conclusively evidenced by its certification of such 2013 Note.

The Security Register referred to in Section 3.05 of the Original Indenture shall, with respect to the 2013 Notes, be kept at the office or agency in the City of New York, New York that the Issuer may from time to time designate for such purpose (which shall initially be the Corporate Trust Office of the Trustee in the City of New York, New York), and at such other place or places as the Issuer with the approval of the Trustee may hereafter designate.

The 2013 Notes shall be subject to redemption at the option of the Issuer as provided in Article 4 (Optional Redemption of Notes) of this Second Supplemental Indenture and Article 10 of the Original Indenture and repurchase by the Issuer as provided in Article 5 of this Second Supplemental Indenture. The Issuer shall not otherwise be required to redeem, purchase or repay 2013 Notes pursuant to any mandatory redemption, sinking fund or analogous provision or at the option of the holders thereof. The 2013 Notes will not be convertible into or exchangeable for securities of any Person.

The 2013 Notes shall have the other terms and provisions set forth in the forms of 2013 Notes attached hereto as Schedule A to this Second Supplemental Indenture with the same force and effect as if such terms and provisions were set forth in full herein.

2.2    Issuance of 2013 Notes

The 2013 Notes in the aggregate principal amount of U.S.$400,000,000 shall be executed by the Designated Officer of the Issuer and delivered by the Issuer to the Trustee on the date of issue for authentication and delivery pursuant to and in accordance with the provisions of Section 3.02 of the Original Indenture and, upon the requirements of such provisions being complied with, the 2013 Notes shall be authenticated by or on behalf of the Trustee and delivered by it to or upon the Issuer Order of the Issuer without any further act or formality on the part of the Issuer. The Trustee shall have no duty or responsibility with respect to the use or application of any of the 2013 Notes so certified and delivered or the proceeds thereof.

3.	2018 NOTES

3.1	Form and Terms of 2018 Notes

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There shall be and there is hereby created for issuance under the Original Indenture, as supplemented by this Second Supplemental Indenture; (i) a series of Securities which shall consist of an aggregate principal amount of U.S.$300,000,000 2018 Notes; provided, however, that if the Issuer shall, at any time after the date hereof, increase the principal amount of 2018 Notes which may be issued and issue such increased principal amount (or any portion thereof), then any such additional 2018 Notes so issued shall have the same form and terms (other than the date of issuance and the date from which interest thereon shall begin to accrue and, under certain circumstances, the first interest payment date), and shall carry the same right to receive accrued and unpaid interest, as the 2018 Notes theretofore issued; and provided, further, that, notwithstanding the foregoing, the Issuer shall not be entitled to increase the principal amount of 2018 Notes which may be issued or issue any such increased principal amount if the Issuer has effected satisfaction and discharge of the Indenture pursuant to Section 4.01 of the Original Indenture or defeasance or covenant defeasance pursuant to Article 12 of the Original Indenture.

The 2018 Notes will mature, and the principal of the 2018 Notes and accrued and unpaid interest thereon will be due and payable, on May 15, 2018, or such earlier date as the principal of any of the 2018 Notes may become due and payable in accordance with the provisions of the Original Indenture and this Second Supplemental Indenture.

The 2018 Notes shall bear interest on the principal amount thereof from May 20, 2008 or from the last date to which interest shall have been paid or duly made available for payment on the 2018 Notes, whichever is later, at the rate of 6.50% per annum, payable semi annually in arrears on May 15 and November 15 (each, a "2018 Interest Payment Date") in each year, commencing November 15, 2008, until the principal of and premium, if any, on the applicable series of 2018 Notes is paid or duly made available for payment; and should the Issuer at any time default in the payment of any principal of, or premium, if any, or interest on the 2018 Notes when due, the Issuer shall pay interest (such interest to be payable on demand), to the extent permitted by law, on the amount in default at the same rate applicable to the 2018 Notes. Interest on the 2018 Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest payable, and punctually paid or duly provided for, on any 2018 Interest Payment Date will, as provided in the Original Indenture, be paid to the Persons in whose names the 2018 Notes (or one or more predecessor 2018 Notes) are registered at the close of business on May 1 or November 1 (the "2018 Regular Record Dates"), as the case may be, immediately prior to such 2018 Interest Payment Date, regardless of whether any such 2018 Regular Record Date is a business day. Any such interest on the 2018 Notes not so punctually paid or duly provided for on any 2018 Interest Payment Date shall be payable, as applicable, as provided in the form of 2018 Note annexed hereto as Schedule A to this Second Supplemental Indenture.

For the purposes only of the disclosure required by the Interest Act (Canada), and without affecting the amount of interest payable to any holder of a 2018 Note or the calculation of interest on any 2018 Note, if the rate of interest on any 2018 Note is calculated on the basis of the deemed year which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

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All payments of principal of and premium, if any, and interest on the 2018 Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The principal of and premium, if any, and interest on the 2018 Notes shall be payable, and the 2018 Notes may be surrendered for exchange, registration, transfer or discharge from registration, at the Corporate Trust Office of the Trustee in the City of New York, New York, and in such other places as the Issuer may from time to time designate in accordance with the Original Indenture. The Trustee is hereby appointed as the initial Paying Agent, registrar and transfer agent for the 2018 Notes in the City of New York, New York.

The 2018 Notes shall be issued only as fully registered 2018 Notes, without coupons, in denominations of U.S.$2,000 and integral multiples of $1,000 thereafter. Each series of 2018 Notes initially will be represented by one or more global Securities (collectively, the "2018 Global Notes") registered in the name of The Depository Trust Company, as Depositary or its nominee, or a successor depositary or its nominee.
The certificates representing the 2018 Notes shall bear the following legend: "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN
PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."
The 2018 Notes and the certificate of the Trustee endorsed thereon shall be in the form set out in Schedule A to this Second Supplemental Indenture with such appropriate insertions, omissions, substitutions and variations as the Trustee may approve and shall be numbered in such manner as the Trustee may approve, such approvals of the Trustee concerning any 2018 Note to be conclusively evidenced by its certification of such 2018 Note.

The Security Register referred to in Section 3.05 of the Original Indenture shall, with respect to the 2018 Notes, be kept at the office or agency in the City of New York, New York that the Issuer may from time to time designate for such purpose (which shall initially be the Corporate Trust Office of the Trustee in the City of New York, New York), and at such other place or places as the Issuer with the approval of the Trustee may hereafter designate.

The 2018 Notes shall be subject to redemption at the option of the Issuer as provided in Article 4 (Optional Redemption of Notes) of this Second Supplemental Indenture and Article 10 of the Original Indenture and repurchase by the Issuer as provided in Article 5 of this Second Supplemental Indenture. The Issuer shall not otherwise be required to redeem, purchase or repay 2018 Notes pursuant to any mandatory redemption, sinking fund or analogous provision or at the option of the holders thereof. The 2018 Notes will not be convertible into or exchangeable for securities of any Person.

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The 2018 Notes shall have the other terms and provisions set forth in the forms of 2018 Notes attached hereto as Schedule A to this Second Supplemental Indenture with the same force and effect as if such terms and provisions were set forth in full herein.

3.2    Issuance of 2018 Notes

The 2018 Notes in the aggregate principal amount of U.S$300,000,000 shall be executed by the Designated Officer of the Issuer and delivered by the Issuer to the Trustee on the date of issue for authentication and delivery pursuant to and in accordance with the provisions of Section 3.02 of the Original Indenture and, upon the requirements of such provisions being complied with, the 2018 Notes shall be authenticated by or on behalf of the Trustee and delivered by it to or upon the Issuer Order of the Issuer without any further act or formality on the part of the Issuer. The Trustee shall have no duty or responsibility with respect to the use or application of any of the 2018 Notes so certified and delivered or the proceeds thereof.

4.	OPTIONAL REDEMPTION OF NOTES

4.1	Redemption of Notes

The Notes will be redeemable at any time, in whole or from time to time in part, at the option of the Issuer (in the manner and in accordance with and subject to the terms and provisions set forth in Article 10 of the Original Indenture), at a Redemption Price equal to the greater of:

(a)	100% of the principal amount of the Notes to be redeemed; and

(b)
the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield, plus 40 basis points;

plus in each case accrued interest to the Redemption Date; provided that installments of interest on Notes which are due and payable on any date falling on or prior to a Redemption Date will be payable to the registered holders of such Notes (or one or more predecessor Notes), registered as such as of the close of business on the relevant Regular Record Dates.

The Issuer will provide notice to the Trustee prior to the Redemption Date of the calculation of the Redemption Price.

4.2	Certain Additional Definitions

For the purposes of this Second Supplemental Indenture, the following expressions shall have the following meanings:

"Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be

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utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities;

"Comparable Treasury Price" means (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations;

"Independent Investment Banker" means one of the Reference Treasury Dealers selected by the Trustee after consultation with the Corporation or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the Trustee after consultation with the Corporation;

"Reference Treasury Dealers" means Morgan Stanley & Co. Incorporated and REC Capital Markets Corporation or their affiliates which are primary U.S. government securities dealers, and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Corporation will substitute therefor another Primary Treasury Dealer;

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date; and

"Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

5.	CHANGE OF CONTROL

5.1	Change of Control

(a)     Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to Section 4.1 hereof, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder's Notes at an offer price in cash equal to the Change of Control Payment.

(b)     Within 30 days following any Change of Control Triggering Event, the Company shall mail, or cause to be mailed, a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and specifying:

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(i)	that the Change of Control Offer is being made pursuant to this Section 4.1 and that all Notes tendered will be accepted for payment;

(ii)
the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

(iii)	the CUSIP numbers for the Notes;

(iv)	that any Note not tendered will continue to accrue interest;

(v)	that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment
Date;

(vi)
that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)
that Holders will be entitled to withdraw their election referred to in clause (vi) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

(viii)
that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(ix)
if such notice is mailed prior to the date of the occurrence of the Change of Control Triggering Event, that the Change of Control Offer is conditional on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

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(c)The Company shall cause the Change of Control Offer to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Company shall comply with the requirements of Rule 14e-I under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.1, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section
4.1 by virtue of such conflict.

(d) On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)
deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(e)The Paying Agent will promptly mail to each Holder of Notes of each series properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of
$1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.1 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(g)The Company may make a Change of Control Offer in advance of, but conditioned on, the occurrence of a Change of Control Triggering Event but otherwise in accordance with the provisions of this Section 4.1.

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5.2    Certain Additional Definitions
For the purposes of this Second Supplemental Indenture, the following expressions shall have the following meanings:

"Below Investment Grade Rating Event" means the Notes are rated below an Investment Grade Rating by at least two out of three of the Rating Agencies (as defined below), if there are three Rating Agencies, or all of the Rating Agencies, ifthere are less than three Rating Agencies, (the "Required Threshold") on any date from the date of the public notice of an arrangement or transaction that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control, which 60-day period shall be extended if, by the end of the 60-day period, the rating of the Notes is under publicly announced consideration for a possible downgrade by such number of Rating Agencies which, together with the Rating Agencies which have already lowered their ratings on the Notes as aforesaid, would aggregate in number the Required Threshold, such extension to continue for so long as consideration for a possible downgrade continues by such number of Rating Agencies which, together with the Rating Agencies which have already lowered their ratings on the Notes as aforesaid, would aggregate in number the Required Threshold.

"Change of Control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or amalgamation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Company, Canadian Pacific Railway Limited or any of the Company's or Canadian Pacific Railway Limited's subsidiaries;
(2) the consummation of any transaction (including, without limitation, any merger or amalgamation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of Canadian Pacific Railway Limited's voting shares; or (3) the first day on which a majority of the members of Canadian Pacific .Railway Limited' s Board of Directors are not Continuing Directors.
"Change of Control Offer" means an offer to repurchase Notes pursuant to Section 4.1 hereof.    .

"Change of Control Payment" means, with respect to Notes tendered for repurchase pursuant to a Change of Control Offer, an amount equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase.
"Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Canadian Pacific Railway Limited who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Canadian Pacific Railway Limited's proxy statement in

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which such member was named as a nominee for election as a director, without objection to such nomination).

"DBRS" means DBRS Limited.

"Investment Grade Rating" means a rating equal to or higher than BBB (low) (or the equivalent) by DBRS, Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

"Moody's" means Moody's Investors Service, Inc.

"Rating Agencies" means (1) each of DBRS, Moody's and S&P; and (2) if one or more of DBRS, Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publidy available for any reason outside of the Company's control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended, selected by the Company (by a resolution of its Board of Directors) as a replacement agency for one or more of DBRS, Moody's or S&P, as the case may be, or if a replacement agency is not selected, the remaining such agencies providing publicly available ratings of the Notes.

"Required Threshold" has the meaning set forth in the definition of Below Investment Grade Rating Event.

"S&P" means Standard & Poor, a Division of The McGraw-Hill Companies, Inc.

6.	GENERAL

6.1	Effectiveness

This Second Supplemental Indenture will become effective upon its execution and delivery.

6.2	Effect of Recitals

The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.· Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of the Securities or the proceeds thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Securities except that the Trustee represents that it is duly authorized to execute and deliver this Second Supplemental Indenture, authenticate the Securities and perform its obligations under the Original Indenture and hereunder, and that the statements made by it or to be made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Issuer are true and accurate.

6.3	Ratification of Original Indenture

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The Original Indenture as supplemented by this Second Supplemental Indenture is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

6.4	Governing Law

This Second Supplemental Indenture, the Original Indenture as supplemented hereby and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

6.5	Severability

In case any prov1s1on in this Second Supplemental Indenture, the Original Indenture as supplemented hereby or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6	Acceptance of Trust

The Trustee hereby accepts the trusts in this Second Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein before set forth in trust for the various Persons who shall from time to time be Note holders subject to all the terms and conditions herein set forth.

6.7	Counterparts and Formal Date

This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date first above written.

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IN WITNESS WHEREOF the parties hereto have executed this Supplemental Indenture on the date first above written.

CANADIAN PACIFIC RAILWAY COMPANY

By: /s/ F.J. Green
F. J. Green
President and Chief Executive
Officer

By: /s/ M.R. Lambert
M. R. Lambert
Executive Vice President and
Chief Financial Officer

THE BANK OF NEW YORK, as trustee

By:

[Signature Page for the Second Supplemental Indenture]

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IN WITNESS WHEREOF the parties hereto have executed this Supplemental Indenture on the date first above written.

CANADIAN PACIFIC RAILWAY COMPANY

By:
F.J. Green
President and Chief Executive Officer

By:
M.R. Lambert
Executive Vice President and
Chief Financial Officer

THE BANK OF NEW YORK, as trustee

By: /s/ Lesley Daley
LESLEY DALEY
ASSISTANT VICE PRESIDENT

[Signature Page for the Second Supplemental Indenture]

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